Exhibit 99(A)(2)
MONTICELLO BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
JUNE 30, 2007 (UNAUDITED) AND DECEMBER 31, 2006

	2007	2006
	(Dollars in thousands)

ASSETS
Cash and due from banks	$905	$913
Interest-earning deposits in Federal Home Loan Bank	2,289	4,375

Cash and cash equivalents	3,194	5,288

Investment securities held-to-maturity, at amortized cost (fair value of $7,917 in 2007 and $8,064 in 2006)	8,041	8,067
Loans held-for-sale, net	13,183	11,358
Loans held-for-investment, net	200,810	192,873
Accrued interest receivable	1,485	1,314
Premises and equipment, net	3,629	3,748
Other real estate owned	1,159	1,576
Federal Home Loan Bank stock, at cost	1,688	2,496
Goodwill	112	112
Prepaid expenses and other assets	1,357	1,170

Total	$234,658	$228,002

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand deposits	$10,151	$10,327
Interest-bearing deposits	171,393	145,265

Total deposits	181,544	155,592
Short-term borrowings	—	17,200
Long-term debt and other borrowings	31,293	34,248
Other liabilities	871	877

Total liabilities	213,708	207,917

Commitments and contingencies	—	—

Stockholders’ equity:
Common stock (par value of $1.00 per share), 1,000,000 shares authorized; issued and outstanding 2,880 in 2007 and 2006	3	3
Additional paid-in capital	16,139	16,139
Retained earnings	4,808	3,943

Total stockholders’ equity	20,950	20,085

Total	$234,658	$228,002

MONTICELLO BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2007	2006	2007	2006
	(Dollars in thousands, except per share data)

Interest and dividend income:
Loans, including fees	$4,332	$3,776	$8,725	$7,917
Investment income	96	87	211	189
Other	15	253	40	339

Total interest and dividend income	4,443	4,116	8,976	8,445

Interest expense:
Deposits	2,004	1,693	3,832	3,235
Other borrowings	346	330	781	566

Total interest expense	2,350	2,023	4,613	3,801

Net interest income	2,093	2,093	4,363	4,644
Provision for losses on loans held-for-investment	—	—	—	264

Net income after provision for losses on loans	2,093	2,093	4,363	4,380

Noninterest income:
Gain on sale of loans	451	693	737	760
Service charges on deposits	45	38	98	88
Net losses on sale of OREO	—	34	(28)	25
Other income	20	20	38	44

Total noninterest income	516	785	845	917

Noninterest expense:
Salaries and employee benefits	1,142	1,110	2,296	2,256
Occupancy and equipment	143	150	283	323
Professional fees	121	89	320	159
Advertising	7	14	14	20
Other operating expenses	494	458	1,021	999

Total noninterest expenses	1,907	1,821	3,934	3,757

Income before income taxes	702	1,057	1,274	1,540
Provision for income taxes	(4)	33	(4)	37

Net income	$706	$1,024	$1,278	$1,503

Earnings per share,
Basic and diluted	$245.14	$355.56	$443.75	$521.88

MONTICELLO BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS JUNE 30, 2007 AND 2006 (UNAUDITED)

	For the Six Months Ended June 30,
	2007	2006
	(Dollars in thousands)

OPERATING ACTIVITIES
Net income	$1,278	$1,503
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	145	166
Amortization of deferred loan (fees) costs, net	66	(3)
Provision for losses on loans and valuation allowance for derivative loan commitments	—	264
Net premium amortization and discount accretion	26	20
Net losses on sales of other real estate owned	28	(25)
Net gains from sale of loans	(737)	(760)
Proceeds from sale of loans held-for-sale and participations	92,018	149,038
Originations of loans held-for-sale	(93,106)	(114,692)
Changes in operating assets and liabilities	73	204

Net cash (used) provided by operating activities	(209)	35,715

INVESTING ACTIVITIES
Net (increase) decrease in loans held-for-investment	(8,153)	(38,167)
Purchase of premises and equipment, net	(26)	(82)
Changes in Federal Home Loan Bank stock	808	47
Changes in other real estate owned	102	340

Net cash provided (used) by investing activities	(7,269)	(37,862)

FINANCING ACTIVITIES
Net increase (decrease) in total deposits	25,952	6,334
Net decrease in short-term borrowings	(20,155)	3,543
Dividends paid	(413)	(2,067)

Net cash provided (used) by financing activities	5,384	7,810

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,094)	5,663
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	5,288	12,231

CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,194	$17,894

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash received during the year for interest and dividends	$8,805	$8,266

Cash paid during the year for interest	$4,402	$3,676

Cash paid during the year for income taxes	$1	$—

NONCASH TRANSACTIONS:
Transfer of loans accounted for as other borrowings	$297	$2,955

MONTICELLO BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2007 (UNAUDITED)

	Common Stock		Additional
	Number	Dollar	Paid-In	Retained
	of Shares	Amount	Capital	Earnings	Total
	(Dollars in thousands)

Balance at December 31, 2006	2,880	$3	$16,139	$3,943	$20,085
Net income	—	—	—	1,278	1,278
Dividends	—	—	—	(413)	(413)

Balance at June 30, 2007	2,880	$3	$16,139	$4,808	$20,950

Monticello Bancshares, Inc. and Subsidiaries

Notes to the Consolidated Condensed Financial Statements
June 30, 2007

Note 1 — General

The interim consolidated condensed financial statements in this report have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission, including Regulation S-X and have not been audited. These condensed financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments necessary to present fairly the financial position and the results of operations for the interim periods have been made. All such adjustments are of a normal recurring nature. The results of operations are not necessarily indicative of the results of operations which Monticello Bancshares, Inc. (the Company) may achieve for future interim periods or the entire year. For further information, refer to the consolidated financial statements and footnotes accompanying this Current Report on Form 8-K/A.

Note 2 — Earnings Per Share

The Company’s weighted average number of common shares outstanding for the computation of basic and fully diluted earnings per share totaled 2,880 for both interim periods presented.

Note 3 — Change in Stockholders’ Equity

During the six months ended June 30, 2007, the Company declared cash dividends to stockholders in amounts to cover the stockholders’ estimated federal income tax liability of the pass-through income of the Company. The dividends for 2007 totaled $413,000.
Note 4 – Recent Accounting Pronouncements
          In February 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments – an amendment of FASB Statements No. 133 and 140. This statement amends SFAS No. 133, Accounting for Derivatives and Hedging Activities and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and allows the entity to re-measure at fair value a hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation from the host, if the holder irrevocably elects to account for the whole instrument on a fair value basis. Subsequent changes in the fair value of the instrument would be recognized in earnings. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s fiscal year that begins after September 15, 2006. The Company adopted SFAS No. 155 on January 1, 2007 with no material effect on its consolidated financial statements.
          In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets – an amendment of FASB Statement No. 140. SFAS No. 156 amends SFAS No. 140, with respect to the accounting for separately recognized servicing assets and liabilities. The statement addresses the recognition and measurement of separately recognized servicing assets and liabilities and provides an approach to simplify efforts to obtain hedge-like accounting. SFAS No. 156 is effective as of the beginning of the first fiscal year that begins after September 15, 2006. The Company adopted SFAS No. 156 on January 1, 2007 with no material effect on its consolidated financial statements.
          In September 2006, the Emerging Issues Task Force (EITF) reached a consensus on EITF Issue No. 06-4, Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements.

Monticello Bancshares, Inc. and Subsidiaries

Notes to the Consolidated Condensed Financial Statements — (Continued)

          For an endorsement split-dollar life insurance arrangement within the scope of this issue, an employer should recognize a liability for future benefits under FASB Statement No. 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions or Accounting Principals Board (APB) Opinion No. 12, Omnibus Opinion – 1967 based on the substantive agreement with the employee. The consensus is effective for fiscal years beginning after December 15, 2007. The Company is currently evaluating the impact, if any, that the adoption of this EITF will have on its consolidated financial statements.
          In September 2006, the FASB ratified EITF 06-5, Accounting for Purchases of Life Insurance – Determining the Amount That Could Be Realized in Accordance with FASB Technical Bulletin No. 85-4, Accounting for Purchases of Life Insurance. This issue addresses how an entity should determine the amount that could be realized under the insurance contract at the balance sheet date in applying FTB 85-4 and if the determination should be on an individual or group policy basis. EITF 06-5 is effective for fiscal years beginning after December 15, 2006. On January 1, 2007, the Company adopted this EITF with no material effect to its consolidated financial statements.
          In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with U.S. GAAP, and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell an asset or transfer a liability at the measurement date. The statement emphasizes that fair value is a market-based measurement and not an entity-specific measurement. It also establishes a fair value hierarchy used in fair value measurements and expands the required disclosures of assets and liabilities measured at fair value. This statement is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact SFAS No. 157 may have on its consolidated financial statements.
          In February 2007, the FASB issued statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”), which permits companies to elect to measure certain eligible items at fair value. Subsequent unrealized gains and losses on those items will be reported in earnings. Upfront costs and fees related to those items will be reported in earnings as incurred and not deferred. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. If a company elects to apply the provisions of the statement to eligible items existing at that date, the effect of the remeasurement to fair value will be reported as a cumulative effect adjustment to the opening balance of retained earnings. Retrospective application will not be permitted. The Company is currently assessing whether it will elect to use the fair value option for any of its eligible items. Accordingly, the Company has not yet determined the impact of adoption on its consolidated balance sheets or statements of income.
          In March 2007, the FASB ratified EITF No. 06-10, Accounting for Collateral Assignment Split-Dollar Life Insurance Arrangements. One objective of EITF No. 06-10 is to determine whether a liability for future benefits under a collateral assignment split-dollar life insurance arrangement that provides a benefit to an employee that extends into postretirement periods should be recognized in accordance with SFAS No. 106 or APB Opinion 12, as appropriate, based on the substantive agreement with the employee. Another objective of EITF No. 06-10 is to determine how the asset arising from a collateral assignment split-dollar life insurance arrangement should be recognized and measured. EITF No. 06-10 is effective for fiscal years beginning after December 15, 2007. The Company is currently evaluating the impact EITF No. 06-10 may have on its consolidated financial statements.
          In June 2007, the FASB ratified EITF Issue No. 06-11, Accounting for Income Tax Benefits of Dividends on Share-Based Payment Award. The objective of this issue is to determine the accounting for the income tax benefits of divided or dividend equivalents when the dividends or dividend equivalents are: (a) linked to equity-classified nonvested shares or share units or equity-classified outstanding share options and (b) charged to retained earnings under FASB Statement No. 123 (Revised 2004), Share-Based Payment. The Task Force reached a consensus that EITF No. 06-11 should be applied prospectively to the income tax benefits of dividends on equity-classified employee share-based payment awards that are declared in fiscal years beginning after September 15, 2007. The Company is currently evaluating the impact EITF No. 06-11 may have on its consolidated financial statements.

Note 5 — Regulatory Action

Without admitting or denying findings of fact, Monticello Bank entered into a Stipulation and Consent to the Issuance of an Order to Cease and Desist for Affirmative Action (C&D Order) on January 19, 2006. The C&D Order addressed stipulated instances of unsafe and unsound banking practices and stipulated violations of various banking laws and regulations (see Note 20 to the audited consolidated financial statements for a more detail discussion). In management’s opinion, Monticello Bank has complied with the terms of the C&D Order pending OTS verification and/or OTS approval of written responses. On September 14, 2007, the OTS lifted the C&D Order.

Monticello Bancshares, Inc. and Subsidiaries

Notes to the Consolidated Condensed Financial Statements — (Continued)

Note 6 — Pending Merger

On February 28, 2007, CapitalSouth Bancorp (CapitalSouth) and the Company entered into an Agreement and Plan of Merger, dated as of February 28, 2007, and joined in by the majority shareholder of the Company (the Merger Agreement), pursuant to which, among other things, the Company agreed to merge with and into CapitalSouth (the Merger).

Subject to the terms and conditions of the Merger Agreement, the Company shareholders will receive 1,047,619 shares of CapitalSouth common stock, $14 million in cash and $8 million in debt in exchange for all of the Company’s outstanding common stock.

The transaction, which was approved by the Federal Reserve Board of Governors on June 29, 2007 and is subject to approval by the Alabama State Banking Department and the stockholders of CapitalSouth and shareholders of Monticello, is expected to close in the third quarter of 2007.